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                                                                 EXHIBIT 10.14.1

                                                                        12/28/02


                          AMENDMENT TO RIGHTS AGREEMENT

     This Amendment is entered into as of December 30, 2002 by and between SIGHT RESOURCE CORPORATION, a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY (the "Rights Agent").

     WHEREAS the Company and the Rights Agent have entered into that certain Rights Agreement, dated as of May 15, 1997 (the "Rights Agreement");

     WHEREAS, the Board of Directors of the Company has authorized and directed the Company to execute and deliver this Amendment to the Rights Agreement; and

     WHEREAS, the Company and the Rights Agent are authorized to execute and deliver this Amendment pursuant to the provisions of Section 27 of the Rights Agreement.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     Section 1. Amendment to Rights Agreement. The definition of "Acquiring Person" as set forth in Section 1 of the Rights Agreement is amended by deleting the first two sentences thereof and substituting in lieu thereof the following:

     "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, or
     (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit plan. Notwithstanding the foregoing, (1) no person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding, provided, however, that if a Person shall so become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of an acquisition of Common Shares by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of an additional 1% of the outstanding Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person"; (2) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to have become an "Acquiring Person" for any purposes of this Agreement; (3) none of Carlyle Venture Partners, L.P., Carlyle U.S. Venture Partners, L.P., C/S Venture





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     Investors, L.P., Carlyle Venture Coinvestment, LLC ("The Carlyle Group")
     nor any of their Affiliates shall be deemed to have become an "Acquiring Person" for any purposes of this Agreement solely as the result of the consummation of the transactions contemplated by Series B Convertible Preferred Stock Purchase Agreement dated as of October 9, 1997 (the "Purchase Agreement"), including, without limitation, the purchase of shares of the Series B Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock") and the issuance of Common Shares upon the conversion of the Series B Preferred Stock and upon the exercise of the warrants issued pursuant to the Purchase Agreement, provided, however, that the foregoing exception shall not apply if The Carlyle Group or any of its Affiliates becomes the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding in any manner other than as contemplated by the Purchase Agreement or approved in advance by the Board of Directors of the Company; (4) no Purchaser (as that term is defined in the Common Stock Purchase Agreement by and among the Company, eyeshop.com, Inc., a Delaware corporation ("Eyeshop.com") and certain purchasers of Company common stock, dated as of May 23, 2001 (the "Stock Purchase Agreement")) listed on Exhibit A to the Stock Purchase Agreement shall be deemed to have become an "Acquiring Person" for any purposes of this Agreement solely as the result of the consummation of the transactions contemplated by the Purchase Agreement and the Agreement and Plan of Merger, by and among the Company, Eyeshop.com and Eyeshop Acquisition Corporation, a Delaware corporation, dated May 23, 2001 (the "Merger Agreement"), including, without limitation, the purchase of Common Shares;
     (5) no shareholder of Eyeshop.com who receives shares of Common Shares as a result of the consummation of the transactions contemplated by Stock Purchase Agreement and the Merger Agreement shall be deemed to have become an "Acquiring Person" for any purposes of this Agreement; (6) no Person who, pursuant to a Common Stock Purchase Agreement between the Company and such person entered into between April 2, 2001 and September 30, 2001, purchases Common Shares for up to, but not exceeding, $2,500,000 shall be deemed to have become an "Acquiring Person" for any purposes of this Agreement; (7) no Person who, pursuant to a Common Stock Purchase Agreement between the Company and such Person entered into between December 30, 2002 and January 31, 2003, purchases Common Shares for up to, but not exceeding, $3,000,000 shall thereby be deemed to have become an "Acquiring Person" for any purposes of this Agreement; (8) neither The Carlyle Group nor any of its Affiliates shall be deemed to have become an "Acquiring Person" for any purposes of this Agreement upon the issuance of Common Shares (i) in payment of dividends owing on the Series B Preferred Stock, or (ii) upon conversion of the Series B Preferred Stock into Common Shares; and (9) no Person who, pursuant to a certain Put and Right of First Refusal Agreement to be executed between December 30, 2002 and January 31, 2003 among certain stockholders (or their affiliates) of the Company, purchases Common Shares shall thereby be deemed to have become an Acquiring Person for any purposes of this Agreement. Common Shares acquired by any Person or group of Persons pursuant to the transactions described in clauses (3) through (9) shall, for purposes of determining whether any Person or group of Persons is an Acquiring


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     Person, be excluded in the determination of the number of Common Shares of which such Person or group is the Beneficial Owner.

     Section 2. Rights Agent. In accordance with the provisions of Section 27 of the Rights Agreement, upon the delivery of a certificate from an appropriate officer of the Company that states that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement, the Rights Agent shall execute this Amendment, shall be under no obligation to investigate such compliance, and shall be fully protected hereunder and thereunder by so doing.

     Section 3. Effect of Amendment. The parties hereby ratify and confirm all of the provisions of the Rights Agreement, as amended hereby, and agree and acknowledge that the Rights Agreement as so amended remains in full force and effect.

     Section 4. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     Section 5. Counterparts. This Amendment may be executed in any number of counter parts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.


Attest:                                 SIGHT RESOURCE COPRORATION


By: /s/ Linda S. Nohrer                 By: /s/ Carene Kunkler
    -------------------------------         ------------------------------------
Title: Executive Assistant                  Title: President


Attest:                                 AMERICAN STOCK TRANSFER & TRUST COMPANY


By: /s/ Susan Silber                    By: /s/ Herbert J. Lemmer
    -------------------------------         ------------------------------------
Title: Assistant Secretary                  Title: Vice President


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